Exhibit No. EX-99.1

All the directors and officers of the James & Agnes Kim Foundation, Inc. (the
"Kim Foundation") are members of the family of James J. Kim, including Susan Y.
Kim, the Secretary. Accordingly, the Kim Foundation might be expected to vote the shares of common stock of the issuer that the Kim Foundation owns in concert with the James J. Kim family;  James J. Kim and Agnes C. Kim (husband and wife);
and Susan Y. Kim, David D. Kim and John T. Kim (children of James and Agnes Kim;
and the David D. Kim Trust of 12/31/87, the John T. Kim Trust of 12/31/87, the
Susan Y. Kim Trust of 12/31/87, and the Trusts of Susan Y. Kim dated 4/16/98 for the benefit of Alexandra Panichello, Jacqueline Panichello and Dylan Panichello
(children of Susan Y. Kim), the irrevocable Deed of Trust of James J. Kim for
Jacqueline Mary Irrevocable Deed of Trust of James J. Kim for Alexandra Kim
Panichello dated 12/24/92, Irrevocable Deed of Trust of James J. Kim for Dylan
James Panichello dated 10/15/01, Irrevocable Deed of Trust of James J. Kim for
Allyson Lee Kim dated 10/15/01, Irrevocable Deed of Trust of James J. Kim for
Jason Lee Kim dated 11/17/03, Irrevocable Deed of Trust of James J. Kim f/b/o
Children of David D. Kim dated 11/11/05, James J. Kim 2008 Trust FBO Alexandra
Kim Panichello and Descendants dated 2/5/08, James J. Kim 2008 Trust FBO
Jacqueline Mary Panichello and Descendants dated 2/5/08, James J. Kim 2008 Trust
FBO Dylan James Panichello and Descendants dated 2/5/08, James J. Kim 2008 Trust
FBO Descendants of John T. Kim dated 2/5/08, and James J. Kim 2008 Trust FBO
Descendants of David D. Kim dated 2/5/08. The group composed of such members of the family may be deemed to beneficially own more than 10% of the outstanding voting securities of the issuer. The reporting person states that the filing of this Form 4 Report shall not be deemed an admission that the reporting person is the beneficial owner of the reported securities owned by the members of the
James J. Kim family, for the purpose of Section 16 of the Securities Exchange
Act of 1934, as amended, or for any other purpose.